FOR IMMEDIATE RELEASE

Contact:

Jeffrey W. Farrar

Executive Vice President, COO & CFO

(434)773-2274

farrarj@amnb.com

AMERICAN NATIONAL BANKSHARES

REPORTS SECOND QUARTER EARNINGS

Danville, VA, July 23, 2020 – American National Bankshares Inc. (NASDAQ: AMNB) (“American National” or the “Company”) today reported second quarter 2020 earnings of $5.5 million, or $0.50 per diluted common share. Those results compare to a net loss of $1.2 million, or ($0.11) per diluted common share, during the same quarter in the prior year, and net income of $8.5 million, or $0.77 per diluted common share, recognized for the first quarter of 2020. Earnings for the first six months of 2020 were $14.0 million, or $1.28 per diluted common share, compared to $4.8 million, or $0.48 per diluted common share for the same period of 2019. Earnings for the second quarter and six months of 2019 were impacted by $10.9 million and $11.3 million, respectively, in merger related expenses.

President and Chief Executive Officer Jeffrey V. Haley commented, “In spite of a challenging interest rate and economic operating environment brought on by the pandemic, our Company performed well in the quarter. Capital, liquidity and credit quality all remain strong. From an earnings perspective, earnings were solid and absorbed a significant loan loss provision in anticipation of possible impacts from the economic uncertainty and stressed environment.

“We were an active participant in the SBA’s Paycheck Protection Program during the quarter, assisting our small business customers with just under 2,200 loans for a total of $272 million. We also were active with our disaster assistance program, providing interest and payment deferrals to $395 million of our loans outstanding at quarter end.

“We continue to focus on the welfare of our employees, customers and communities. We have raised the emphasis around the critical issues of racial justice and equality in our country, and are having meaningful dialogue around what we can do as a company to improve opportunities for all.

“I continue to be amazed at our employees’ unwavering commitment to serve our customers while supporting each other during this challenging time. American National has seen our share of challenges during our 111 years in banking, and it’s this solid foundation that has provided us with the tools to operate our bank during times of adversity. We have successfully demonstrated our strengths including the ability to be nimble in order to quickly and effectively respond to the needs of our communities.”

Second quarter 2020 highlights include:

●	Earnings produced a return on average assets of 0.80% for the second quarter of 2020, compared to 1.37% in the previous quarter and (0.20%) for the same quarter in the prior year.

●

Paycheck Protection Program (“PPP”) loans drove the $247 million expansion in net loans receivable for the quarter. At June 30, 2020, PPP loans totaled $272 million; declines in other categories offset some of the growth during the quarter. In addition, average deposits grew 12.3% during the quarter, as proceeds from PPP funding contributed to significant deposit growth.

●	Net interest margin was 3.22% for the quarter, down from 3.52% in the first quarter of 2020 and down from 3.82% in the same quarter of the prior year (non-GAAP).

●	Noninterest revenues decreased $660 thousand, or 14.7%, when compared to the previous quarter, and increased $153 thousand, or 4.2%, compared to the same quarter in the prior year.

●	Noninterest expense decreased $902 thousand, or 6.8%, when compared to the previous quarter, and decreased $13.9 million, or 52.8% when compared to the same quarter in the prior year.

●

The second quarter provision for loan losses totaled $4.8 million, which compares to a provision of $953 thousand for the previous quarter, and a recovery of $10 thousand in the same quarter in the prior year. The allowance for loan losses as a percentage of loans held for investment increased to 0.88% at period end. Excluding PPP loans, the allowance as a percentage of loans increased to 1.00% at period end.

●	Nonperforming assets as a percentage of total assets remained stable at 0.16% at June 30, 2020 and at March 31, 2020, and up from 0.14% at June 30, 2019.

●	Annualized net charge-offs were 0.06% for the second quarter of 2020, compared to zero for the corresponding quarter in the prior year and up from 0.01% for the first quarter of 2020.

NET INTEREST INCOME

Net interest income for the second quarter of 2020 was $20.3 million, an increase of $341 thousand, or 1.7%, from the prior quarter and a decrease of $729 thousand, or 3.5%, from the second quarter of 2019. The sequential quarter-over-quarter increase in net interest income was principally caused by an increase in average loan balances and reduced funding costs. The year-over-year decrease was the result of five reductions of the federal funds rate over the period totaling 225 basis points. The fully taxable equivalent (“FTE”) net interest margin for the quarter was 3.22%, down from 3.52% in the prior quarter and from 3.82% in the same period a year ago (non-GAAP).

The Company’s FTE net interest margin includes the impact of acquisition accounting fair value adjustments. During the second quarter of 2020, net accretion related to acquisition accounting amounted to $801 thousand, compared to $1.1 million for the same period in 2019 and $957 thousand in the prior quarter. Estimated remaining net accretion from acquisitions for the periods indicated is as follows (dollars in thousands):

For the remaining six months of 2020 (estimated)	$1,113
For the years ending (estimated):
2021	1,852
2022	1,147
2023	678
2024	357
2025	260
Thereafter	1,188

ASSET QUALITY/LOAN LOSS PROVISION

Nonperforming assets (“NPAs”) totaled $4.6 million as of June 30, 2020, up from $4.0 million at March 31, 2020 and up from $3.3 million at June 30, 2019. NPAs as a percentage of total assets were 0.16% at June 30, 2020, which compares to 0.16% at March 31, 2020 and 0.14% at June 30, 2019.

The provision for loan losses was $4.8 million for the second quarter of 2020, as compared to $953 thousand for the previous quarter and a recovery of $10 thousand for the same period in the previous year. The increase over the prior periods reflects a reserve build in response to the declining and uncertain economic landscape caused by the COVID-19 pandemic. The allowance for loan losses was $18.5 million at June 30, 2020, compared to $14.1 million at March 31, 2020 and $12.8 million at June 30, 2019. Annualized net charge-offs as a percentage of average loans outstanding was 0.06% for the second quarter of 2020, compared to 0.01% in the previous quarter and none for the same period in the prior year. The allowance as a percentage of loans held for investment was 0.88% at June 30, 2020, compared to 0.76% at March 31, 2020 and 0.70% at June 30, 2019.

American National continues to use an incurred loss model for its allowance methodology and has not implemented the new current expected credit losses standard (“CECL”). CECL incorporates an estimation of expected losses over the life of the loans instead of the current model which is an incurred loss model. The CECL implementation guidance was amended in October 2019 allowing for the deferral of CECL for smaller reporting companies. American National qualified under this amendment and elected to defer the implementation until January 2023.

DISASTER ASSISTANCE AND PAYCHECK PROTECTION PROGRAMS

American National has implemented a Disaster Assistance Program and is participating in the PPP initiated by the U.S. Treasury on April 3, 2020. At June 30, 2020, American National has provided interest only and payment deferrals to over 729 customers of predominately commercial real estate loan balances of approximately $395 million. With respect to the PPP program, American National has to date processed with U.S. Small Business Administration approval 2,179 applications for loans in excess of $272 million. From a funding perspective, the Company continues to utilize core funding sources.

NONINTEREST INCOME

Noninterest income decreased $660 thousand to $3.8 million for the quarter ended June 30, 2020 from $4.5 million in the prior quarter and increased $153 thousand from the same period in the prior year. The gain on the sale of securities of $814 thousand in the first quarter, partially offset by increased mortgage banking income in the second quarter, accounted for the majority of the decrease quarter over quarter in 2020. The increase from the same period of 2019 was reflective of increased mortgage banking income, offset by decreased service charges on deposit accounts and other fees and commissions.

NONINTEREST EXPENSE

Noninterest expense for the second quarter of 2020 amounted to $12.4 million, down $902 thousand, or 6.8%, when compared to the $13.3 million for the previous quarter and down from $26.3 million when compared to the same period in the previous year. The decrease from the first quarter of 2020 was a result of a reduction in salary expenses of $1.6 million for the deferral of loan costs related to PPP originations. The decrease from the same period in the prior year was primarily related to the expenses incurred in the acquisition of HomeTown Bankshares (“HomeTown”) completed on April 1, 2019.

INCOME TAXES

The effective tax rate for the three months ended June 30, 2020 was 20.6%, compared to 15.7% for the prior quarter and (24.8%) for the same period in the prior year. The effective tax rate for the quarter ended March 31, 2020 benefitted by the enactment of the Coronavirus Aid, Relief, and Economic Security Act, whereas, the Company recognized a tax benefit for its decision to utilize the net operating loss (“NOL”) five-year carryback provision for the NOL acquired in the HomeTown acquisition. The 2019 quarter was impacted by $10.9 million in merger related expense relating to the HomeTown acquisition, which generated a $1.6 million pretax loss.

ABOUT AMERICAN NATIONAL

American National is a multi-state bank holding company with total assets of approximately $2.9 billion. Headquartered in Danville, Virginia, American National is the parent company of American National Bank and Trust Company. American National Bank is a community bank serving Virginia and North Carolina with 26 banking offices. American National Bank also manages an additional $837 million of trust, investment and brokerage assets in its Trust and Investment Services Division. Additional information about American National and American National Bank is available on American National's website at www.amnb.com.

NON-GAAP FINANCIAL MEASURES

This release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). American National’s management uses these non-GAAP financial measures in its analysis of American National’s performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that are infrequent in nature. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of American National’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. For a reconciliation of non-GAAP financial measures, see “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

FORWARD-LOOKING STATEMENTS

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. American National intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. American National’s ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could have a material effect on the operations and future prospects of American National include but are not limited to: (1) the impacts of the ongoing COVID-19 pandemic; (2) expected revenue synergies and cost savings from the recently completed merger with HomeTown may not be fully realized or realized within the expected timeframe; (3) changes in interest rates, general economic conditions, legislation and regulation, and monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury, Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System; (4) the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows, competition, and demand for financial services in American National’s market areas; (5) the implementation of new technologies, and the ability to develop and maintain secure and reliable electronic systems; (6) accounting principles, policies, and guidelines; and (7) other risk factors detailed from time to time in filings made by American National with the Securities and Exchange Commission. American National undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

American National Bankshares Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
Unaudited

	June 30
	2020	2019
Assets
Cash and due from banks	$44,607	$34,460
Interest-bearing deposits in other banks	206,998	20,454

Equity securities, at fair value	-	125
Securities available for sale, at fair value	322,523	334,326
Restricted stock, at cost	8,694	7,796
Loans held for sale	2,845	3,165

Loans, net of unearned income	2,101,711	1,836,241
Less allowance for loan losses	(18,507)	(12,786)
Net Loans	2,083,204	1,823,455

Premises and equipment, net	39,571	39,038
Other real estate owned, net	984	1,433
Goodwill	85,048	84,633
Core deposit intangibles, net	6,884	8,613
Bank owned life insurance	28,122	27,451
Accrued interest receivable and other assets	35,059	33,133

Total assets	$2,864,539	$2,418,082

Liabilities
Demand deposits -- noninterest-bearing	$824,679	$554,400
Demand deposits -- interest-bearing	406,322	326,105
Money market deposits	562,061	451,343
Savings deposits	200,518	178,723
Time deposits	438,196	488,526
Total deposits	2,431,776	1,999,097

Short-term borrowings:
Customer repurchase agreements	46,296	37,222
Other short-term borrowings	-	13,528
Subordinated debt	7,508	7,526
Junior subordinated debt	28,080	27,978
Accrued interest payable and other liabilities	23,446	20,814
Total liabilities	2,537,106	2,106,165

Shareholders' equity
Preferred stock, $5 par, 2,000,000 shares authorized,
none outstanding	-	-
Common stock, $1 par, 20,000,000 shares authorized,
10,964,320 shares outstanding at June 30, 2020 and
11,141,355 shares outstanding at June 30, 2019	10,911	11,089
Capital in excess of par value	154,222	160,572
Retained earnings	159,586	141,339
Accumulated other comprehensive income (loss), net	2,714	(1,083)
Total shareholders' equity	327,433	311,917

Total liabilities and shareholders' equity	$2,864,539	$2,418,082

American National Bankshares Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
Unaudited

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
Interest and Dividend Income:
Interest and fees on loans	$21,379	$22,629	$42,700	$38,267
Interest and dividends on securities:
Taxable	1,646	1,980	3,683	3,801
Tax-exempt	111	239	223	526
Dividends	128	105	260	189
Other interest income	33	258	297	524
Total interest and dividend income	23,297	25,211	47,163	43,307

Interest Expense:
Interest on deposits	2,478	3,520	5,790	5,992
Interest on short-term borrowings	66	178	195	350
Interest on long-term borrowings	-	14	-	14
Interest on subordinated debt	123	122	245	122
Interest on junior subordinated debt	370	388	754	772
Total interest expense	3,037	4,222	6,984	7,250

Net Interest Income	20,260	20,989	40,179	36,057
Provision for (recovery of) loan losses	4,759	(10)	5,712	6

Net Interest Income After Provision for
(Recovery of) Loan Losses	15,501	20,999	34,467	36,051

Noninterest Income:
Trust fees	953	933	1,965	1,847
Service charges on deposit accounts	541	724	1,262	1,318
Other fees and commissions	951	1,015	1,892	1,723
Mortgage banking income	893	586	1,442	992
Securities gains, net	-	147	814	470
Brokerage fees	172	186	383	333
Income (loss) from Small Business Investment Companies	(119)	(137)	(64)	31
Losses on premises and equipment, net	-	(87)	(82)	(87)
Other	444	315	718	506
Total noninterest income	3,835	3,682	8,330	7,133

Noninterest Expense:
Salaries	4,805	7,048	10,864	11,712
Employee benefits	1,386	1,425	2,687	2,655
Occupancy and equipment	1,327	1,431	2,693	2,515
FDIC assessment	176	169	271	294
Bank franchise tax	425	412	851	702
Core deposit intangible amortization	417	458	844	513
Data processing	785	717	1,548	1,249
Software	403	321	759	645
Other real estate owned, net	15	(44)	6	(31)
Merger related expenses	-	10,871	-	11,322
Other	2,693	3,508	5,243	5,669
Total noninterest expense	12,432	26,316	25,766	37,245

Income (Loss) Before Income Taxes	6,904	(1,635)	17,031	5,939
Income Taxes	1,422	(405)	3,007	1,166
Net Income (Loss)	$5,482	$(1,230)	$14,024	$4,773

Net Income (Loss) Per Common Share:
Basic	$0.50	$(0.11)	$1.28	$0.48
Diluted	$0.50	$(0.11)	$1.28	$0.48
Weighted Average Common Shares Outstanding:
Basic	10,959,545	11,126,800	10,992,365	9,942,566
Diluted	10,963,248	11,126,800	10,997,279	9,952,115

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)				At or for the Six Months
	2nd Qtr	1st Qtr	2nd Qtr	Ended June 30,
	2020	2020	2019	2020	2019
EARNINGS
Interest income	$23,297	$23,866	$25,211	$47,163	$43,307
Interest expense	3,037	3,947	4,222	6,984	7,250
Net interest income	20,260	19,919	20,989	40,179	36,057
Provision for (recovery of) loan losses	4,759	953	(10)	5,712	6
Noninterest income	3,835	4,495	3,682	8,330	7,133
Noninterest expense	12,432	13,334	26,316	25,766	37,245
Income taxes	1,422	1,585	(405)	3,007	1,166
Net income (loss)	5,482	8,542	(1,230)	14,024	4,773

PER COMMON SHARE
Net income (loss) per share - basic	$0.50	$0.77	$(0.11)	$1.28	$0.48
Net income (loss) per share - diluted	0.50	0.77	(0.11)	1.28	0.48
Cash dividends paid	0.27	0.27	0.25	0.54	0.50
Book value per share	29.86	29.50	28.00	29.86	28.00
Book value per share - tangible (a)	21.48	21.08	19.63	21.48	19.63
Closing market price	25.04	23.90	38.75	25.04	38.75

FINANCIAL RATIOS
Return on average assets	0.80%	1.37%	(0.20)%	1.07%	0.44%
Return on average equity	6.68	10.56	(1.60)	8.61	3.59
Return on average tangible equity (a)	9.85	15.32	(1.62)	12.56	5.25
Average equity to average assets	11.91	12.99	12.62	12.42	12.38
Tangible equity to tangible assets (a)	8.49	9.61	9.41	8.49	9.41
Net interest margin, taxable equivalent	3.22	3.52	3.82	3.36	3.67
Efficiency ratio (a)	49.74	54.46	60.94	52.08	59.24
Effective tax rate	20.60	15.65	(24.77)	17.66	19.63

PERIOD-END BALANCES
Securities	$331,217	$351,451	$342,247	$331,217	$342,247
Loans held for sale	2,845	2,666	3,165	2,845	3,165
Loans, net	2,101,711	1,854,928	1,836,241	2,101,711	1,836,241
Goodwill and other intangibles	91,932	92,349	93,246	91,932	93,246
Assets	2,864,539	2,495,065	2,418,082	2,864,539	2,418,082
Assets - tangible (a)	2,772,607	2,402,716	2,324,836	2,772,607	2,324,836
Deposits	2,431,776	2,070,667	1,999,097	2,431,776	1,999,097
Customer repurchase agreements	46,296	42,114	37,222	46,296	37,222
Long-term borrowings	35,588	35,567	35,504	35,588	35,504
Shareholders' equity	327,433	323,293	311,917	327,433	311,917
Shareholders' equity - tangible (a)	235,501	230,944	218,671	235,501	218,671

AVERAGE BALANCES
Securities (b)	$315,659	$369,730	$354,506	$342,695	$349,199
Loans held for sale	4,554	3,156	2,913	3,855	2,375
Loans, net	2,048,277	1,829,125	1,816,203	1,938,700	1,585,643
Interest-earning assets	2,525,998	2,274,920	2,211,273	2,400,459	1,975,887
Goodwill and other intangibles	92,161	91,738	93,075	91,950	69,060
Assets	2,755,470	2,491,591	2,433,948	2,623,531	2,150,157
Assets - tangible (a)	2,663,309	2,399,853	2,340,873	2,531,581	2,081,097
Interest-bearing deposits	1,564,430	1,495,565	1,463,613	1,529,997	1,298,526
Deposits	2,325,331	2,069,927	2,023,557	2,197,629	1,788,789
Customer repurchase agreements	43,716	41,519	35,657	42,617	39,161
Other short-term borrowings	-	3	7,627	2	3,865
Long-term borrowings	35,575	35,554	36,301	35,565	32,142
Shareholders' equity	328,051	323,573	307,281	325,812	266,208
Shareholders' equity - tangible (a)	235,890	231,835	214,206	233,862	197,148

American National Bankshares Inc.
Financial Highlights
Unaudited

(Dollars in thousands, except per share data)				At or for the Six Months
	2nd Qtr	1st Qtr	2nd Qtr	Ended June 30,
	2020	2020	2019	2020	2019
CAPITAL
Weighted average shares outstanding - basic	10,959,545	11,025,185	11,126,800	10,992,365	9,942,566
Weighted average shares outstanding - diluted	10,963,248	11,031,310	11,126,800	10,997,279	9,952,115

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$14,065	$13,152	$12,806	$13,152	$12,805
Provision for (recovery of) loan losses	4,759	953	(10)	5,712	6
Charge-offs	(444)	(105)	(54)	(549)	(123)
Recoveries	127	65	44	192	98
Ending balance	$18,507	$14,065	$12,786	$18,507	$12,786

LOANS
Construction and land development	$141,392	$141,154	$152,876	$141,392	$152,876
Commercial real estate	978,768	953,363	880,146	978,768	880,146
Residential real estate	291,242	301,284	328,400	291,242	328,400
Home equity	114,397	118,030	121,905	114,397	121,905
Commercial and industrial	566,859	331,507	340,427	566,859	340,427
Consumer	9,053	9,590	12,487	9,053	12,487
Total	$2,101,711	$1,854,928	$1,836,241	$2,101,711	$1,836,241

NONPERFORMING ASSETS AT PERIOD-END
Nonperforming loans:
90 days past due and accruing	$375	$459	$930	$375	$930
Nonaccrual	2,855	2,579	969	2,855	969
Other real estate owned and repossessions	1,346	984	1,433	1,346	1,433
Nonperforming assets	$4,576	$4,022	$3,332	$4,576	$3,332

ASSET QUALITY RATIOS
Allowance for loan losses to total loans	0.88%	0.76%	0.70%	0.88%	0.70%
Allowance for loan losses to
nonperforming loans	572.97	462.97	673.30	572.97	673.30
Nonperforming assets to total assets	0.16	0.16	0.14	0.16	0.14
Nonperforming loans to total loans	0.15	0.16	0.10	0.15	0.10
Annualized net charge-offs
to average loans	0.06	0.01	0.00	0.04	0.00

OTHER DATA
Fiduciary assets at period-end (c) (d)	$536,014	$492,850	$547,731	$536,014	$547,731
Retail brokerage assets at period-end (c) (d)	$301,096	$235,359	$314,051	$301,096	$314,051
Number full-time equivalent employees (e)	345	355	371	345	371
Number of full service offices	26	26	28	26	28
Number of loan production offices	1	1	-	1	-
Number of ATMs	38	38	39	38	39

Notes:

(a) - This financial measure is not calculated in accordance with GAAP. For a reconciliation of non-GAAP financial measures, see "Reconciliation of Non-GAAP Financial Measures" at the end of this release.

(b) - Average does not include unrealized gains and losses.
(c) - Market value.
(d) - Assets are not owned by American National and are not reflected in the consolidated balance sheet.
(e) - Average for quarter.

Net Interest Income Analysis
For the Three Months Ended June 30, 2020 and 2019
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2020	2019	2020	2019	2020	2019
Loans:
Commercial	$513,765	$321,263	$4,377	$3,899	3.43%	4.87%
Real estate	1,529,723	1,485,665	16,901	18,578	4.42	5.00
Consumer	9,343	12,188	149	201	6.41	6.61
Total loans (b)	2,052,831	1,819,116	21,427	22,678	4.18	4.99

Securities:
U.S. Treasury	2,250	-	9	-	1.60	-
Federal agencies & GSEs	47,197	140,516	284	858	2.41	2.44
Mortgage-backed & CMOs	203,268	127,718	1,059	809	2.08	2.53
State and municipal	42,742	68,185	288	480	2.70	2.82
Other	20,202	18,087	272	233	5.39	5.15
Total securities	315,659	354,506	1,912	2,380	2.42	2.69

Deposits in other banks	157,508	37,651	33	258	0.08	2.75

Total interest-earning assets	2,525,998	2,211,273	23,372	25,316	3.70	4.58

Non-earning assets	229,472	222,675

Total assets	$2,755,470	$2,433,948

Deposits:
Demand	$371,451	$335,879	115	112	0.12	0.13
Money market	554,318	448,722	591	1,394	0.43	1.25
Savings	192,354	179,375	24	98	0.05	0.22
Time	446,307	499,637	1,748	1,916	1.58	1.54
Total deposits	1,564,430	1,463,613	2,478	3,520	0.64	0.96

Customer repurchase agreements	43,716	35,657	66	140	0.61	1.57
Other short-term borrowings	-	7,627	-	38	-	1.99
Long-term borrowings	35,575	36,301	493	524	5.54	5.77
Total interest-bearing
liabilities	1,643,721	1,543,198	3,037	4,222	0.74	1.10

Noninterest bearing demand deposits	760,901	559,944
Other liabilities	22,797	23,525
Shareholders' equity	328,051	307,281
Total liabilities and
shareholders' equity	$2,755,470	$2,433,948

Interest rate spread					2.96%	3.48%
Net interest margin					3.22%	3.82%

Net interest income (taxable equivalent basis)			20,335	21,094
Less: Taxable equivalent adjustment (c)			75	105
Net interest income			$20,260	$20,989

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/ amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

Net Interest Income Analysis
For the Six Months Ended June 30, 2020 and 2019
(Dollars in thousands)
Unaudited

			Interest
	Average Balance		Income/Expense (a)		Yield/Rate

	2020	2019	2020	2019	2020	2019
Loans:
Commercial	$423,343	$293,575	$7,919	$6,790	3.76%	4.66%
Real estate	1,509,520	1,285,842	34,564	31,294	4.58	4.87
Consumer	9,692	8,601	307	276	6.37	6.47
Total loans (b)	1,942,555	1,588,018	42,790	38,360	4.41	4.84

Securities:
U.S. Treasury	5,650	-	44	-	1.56	-
Federal agencies & GSEs	75,254	139,993	861	1,708	2.29	2.44
Mortgage-backed & CMOs	200,521	119,754	2,202	1,502	2.20	2.51
State and municipal	41,784	73,362	576	1,018	2.76	2.78
Other	19,486	16,090	537	411	5.51	5.11
Total securities	342,695	349,199	4,220	4,639	2.46	2.66

Deposits in other banks	115,209	38,670	297	524	0.52	2.73

Total interest-earning assets	2,400,459	1,975,887	47,307	43,523	3.95	4.41

Non-earning assets	223,072	174,270

Total assets	$2,623,531	$2,150,157

Deposits:
Demand	$351,404	$287,424	238	126	0.14	0.09
Money market	534,828	422,359	1,779	2,548	0.67	1.22
Savings	185,625	156,843	77	107	0.08	0.14
Time	458,140	431,900	3,696	3,211	1.62	1.50
Total deposits	1,529,997	1,298,526	5,790	5,992	0.76	0.93

Customer repurchase agreements	42,617	39,161	195	311	0.92	1.60
Other short-term borrowings	2	3,865	-	39	0.50	2.02
Long-term borrowings	35,565	32,142	999	908	5.62	5.65
Total interest-bearing
liabilities	1,608,181	1,373,694	6,984	7,250	0.87	1.06

Noninterest bearing demand deposits	667,632	490,263
Other liabilities	21,906	19,992
Shareholders' equity	325,812	266,208
Total liabilities and
shareholders' equity	$2,623,531	$2,150,157

Interest rate spread					3.08%	3.35%
Net interest margin					3.36%	3.67%

Net interest income (taxable equivalent basis)			40,323	36,273
Less: Taxable equivalent adjustment (c)			144	216
Net interest income			$40,179	$36,057

Notes:

(a) - Interest income includes net accretion/amortization of acquired loan fair value adjustments and the net accretion/amortization of deferred loan fees and costs.
(b) - Nonaccrual loans are included in the average balances.
(c) - A tax rate of 21% was used in adjusting interest on tax-exempt assets to a fully taxable equivalent basis.

American National Bankshares Inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

(Dollars in thousands, except per share data)				At or for the Six Months
	2nd Qtr	1st Qtr	2nd Qtr	Ended June 30,
	2020	2020	2019	2020	2019
EFFICIENCY RATIO
Noninterest expense	$12,432	$13,334	$26,316	$25,766	$37,245
Add: gain on sale of OREO	8	27	76	35	78
Subtract: core deposit intangible amortization	(417)	(427)	(458)	(844)	(513)
Subtract: merger related expenses	-	-	(10,871)	-	(11,322)
	$12,023	$12,934	$15,063	$24,957	$25,488

Net interest income	$20,260	$19,919	$20,989	$40,179	$36,057
Tax equivalent adjustment	75	69	105	144	216
Noninterest income	3,835	4,495	3,682	8,330	7,133
Subtract: gain on securities	-	(814)	(147)	(814)	(470)
Add: loss on fixed assets	-	82	87	82	87
	$24,170	$23,751	$24,716	$47,921	$43,023

Efficiency ratio	49.74%	54.46%	60.94%	52.08%	59.24%

TAX EQUIVALENT NET INTEREST INCOME
Non-GAAP measures:
Interest income - loans	$21,427	$21,363	$22,678	$42,790	$38,360
Interest income - investments and other	1,945	2,572	2,638	4,517	5,163
Interest expense - deposits	(2,478)	(3,312)	(3,520)	(5,790)	(5,992)
Interest expense - customer repurchase
agreements	(66)	(129)	(140)	(195)	(311)
Interest expense - other short-term borrowings	-	-	(38)	-	(39)
Interest expense - long-term borrowings	(493)	(506)	(524)	(999)	(908)
Total net interest income	$20,335	$19,988	$21,094	$40,323	$36,273
Less non-GAAP measures:
Tax benefit on nontaxable interest - loans	(48)	(42)	(49)	(90)	(93)
Tax benefit on nontaxable interest - securities	(27)	(27)	(56)	(54)	(123)
GAAP measures	$20,260	$19,919	$20,989	$40,179	$36,057

RETURN ON AVERAGE TANGIBLE EQUITY
Return on average equity (GAAP basis)	6.68%	10.56%	(1.60)%	8.61%	3.59%
Impact of excluding average goodwill
and other intangibles	3.17	4.76	(0.02)	3.95	1.66
Return on average tangible equity
(non-GAAP)	9.85%	15.32%	(1.62)%	12.56%	5.25%

TANGIBLE EQUITY TO TANGIBLE ASSETS
Equity to assets ratio (GAAP basis)	11.43%	12.96%	12.90%	11.43%	12.90%
Impact of excluding goodwill and
other intangibles	2.94	3.35	3.49	2.94	3.49
Tangible equity to tangible assets ratio
(non-GAAP)	8.49%	9.61%	9.41%	8.49%	9.41%

TANGIBLE BOOK VALUE
Book value per share (GAAP basis)	$29.86	$29.50	$28.00	$29.86	$28.00
Impact of excluding goodwill and
other intangibles	8.38	8.42	8.37	8.38	8.37
Tangible book value per share
(non-GAAP)	$21.48	$21.08	$19.63	$21.48	$19.63